                                                                  Execution Copy

================================================================================


                          AGREEMENT AND PLAN OF MERGER


                                      among


                           TEFRON U.S. HOLDINGS CORP.,


                              AWS ACQUISITION CORP.


                                       and


                              ALBA-WALDENSIAN, INC.


                          Dated as of November 8, 1999


================================================================================

                                Table Of Contents

ARTICLE I THE OFFER......................................................................................1

   Section 1.1.  The Offer...............................................................................1
   Section 1.2.  Company Actions.........................................................................3
   Section 1.3.  Directors...............................................................................4

ARTICLE II THE MERGER....................................................................................5

   Section 2.1.  The Merger..............................................................................5
   Section 2.2.  Effective Time..........................................................................6
   Section 2.3.  Certificate of Incorporation and By-laws................................................6
   Section 2.4.  Directors and Officers..................................................................6

ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
CERTIFICATES.............................................................................................6

   Section 3.1.  Effect on Capital Stock.................................................................6
   Section 3.2.  Exchange of Certificates................................................................7
   Section 3.3.  Company Stock Options...................................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................10

   Section 4.1.  Organization...........................................................................10
   Section 4.2.  Capitalization.........................................................................10
   Section 4.3.  Authority..............................................................................11
   Section 4.4.  Consents and Approvals; No Violations..................................................11
   Section 4.5.  SEC Reports and Financial Statements...................................................12
   Section 4.6.  Absence of Certain Changes or Events...................................................12
   Section 4.7.  No Undisclosed Liabilities.............................................................13
   Section 4.8.  Information Supplied...................................................................13
   Section 4.9.  Company Plans; Employees and Employment Practices......................................13
   Section 4.10. Labor Matters..........................................................................15
   Section 4.11. Contracts..............................................................................15
   Section 4.12. Litigation; Insurance..................................................................16
   Section 4.13. Compliance with Applicable Law.........................................................16
   Section 4.14. Product Warranties and Liabilities; Relationships......................................17
   Section 4.15. Tax Matters............................................................................17
   Section 4.16. Environmental..........................................................................19
   Section 4.17. Title to and Condition of Properties...................................................21
   Section 4.18. Proprietary Rights.....................................................................21
   Section 4.19. Opinion of Financial Advisor...........................................................22
   Section 4.20. Brokers and Finders....................................................................22
   Section 4.21. Year 2000..............................................................................22
   Section 4.22. Copies of Documents....................................................................23
   Section 4.23. Related Party Transactions.............................................................23
   Section 4.24. State Takeover Statutes; Charter.......................................................23
   Section 4.25. Accuracy of Information................................................................23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER........................................24

   Section 5.1.  Organization...........................................................................24
   Section 5.2.  Authority..............................................................................24
   Section 5.3.  Consents and Approvals; No Violations..................................................24
   Section 5.4.  Information Supplied...................................................................25
   Section 5.5.  Interim Operations of Purchaser........................................................25
   Section 5.6.  Brokers and Finders....................................................................25
   Section 5.7.  No Knowledge of Certain Matters........................................................25

ARTICLE VI COVENANTS....................................................................................25

   Section 6.1.  Covenants of the Company...............................................................25
   Section 6.2.  No Solicitation........................................................................28
   Section 6.3.  Stockholder Approval; Preparation of Proxy Statement...................................29
   Section 6.4.  Access to Information..................................................................30
   Section 6.5.  Disclosure Supplements.................................................................30
   Section 6.6.  Reasonable Efforts.....................................................................31
   Section 6.7.  Indemnification; Insurance.............................................................31
   Section 6.8.  Certain Litigation.....................................................................32
   Section 6.9.  Takeover Statute.......................................................................32
   Section 6.10. Tefron Undertaking.....................................................................32
   Section 6.11. HSR Filing by the Company..............................................................33
   Section 6.12. HSR Filing by the Parent...............................................................33

ARTICLE VII CONDITIONS..................................................................................33

   Section 7.1.  Conditions to Each Party's Obligation To Effect the Merger.............................33
   Section 7.2.  Conditions to Parent's and Purchaser's Obligation to Effect the Merger.................33

ARTICLE VIII TERMINATION AND AMENDMENT..................................................................34

   Section 8.1.  Termination............................................................................34
   Section 8.2.  Effect of Termination..................................................................35
   Section 8.3.  Amendment..............................................................................35
   Section 8.4.  Extension; Waiver......................................................................35
   Section 8.5.  Expenses...............................................................................35

ARTICLE IX MISCELLANEOUS................................................................................36

   Section 9.1.  Nonsurvival of Representations and Warranties..........................................36
   Section 9.2.  Notices................................................................................36
   Section 9.3.  Interpretation.........................................................................37
   Section 9.4.  Counterparts...........................................................................38
   Section 9.5.  Entire Agreement; No Third Party Beneficiaries.........................................38
   Section 9.6.  Governing Law..........................................................................38
   Section 9.7.  Publicity..............................................................................39
   Section 9.8.  Assignment.............................................................................39
   Section 9.9.  Enforcement............................................................................39
   Section 9.10. Severability...........................................................................39

                                    Exhibits

Conditions to the Offer                                                Exhibit A

                                    Schedules

Schedule 4.2(b)       Outstanding Options
Schedule 4.2(c)       Subsidiaries and Stock Ownership
Schedule 4.4(b)       Consents and Approvals
Schedule 4.5          Company SEC Document
Schedule 4.6          Certain Changes and Events
Schedule 4.9(a)       Employment Agreements and Plans
Schedule 4.9(c)       Unfunded Pension Plans
Schedule 4.9(h)       Acceleration of Benefits
Schedule 4.11         Material Contracts
Schedule 4.12         Litigation
Schedule 4.13         Compliance with Applicable Laws
Schedule 4.14         Product Warranties, Relationships
Schedule 4.15(b)      Tax Audit
Schedule 4.15(e)      Tax Agreements
Schedule 4.16(a)      Environmental
Schedule 4.17         Liens on Title
Schedule 4.18         Proprietary Rights
Schedule 4.23         Related Party Transactions
Schedule 4.24         State Takeover Statues
Schedule 6.1          Negative Covenant Exceptions

Defined Term.........................................................Page Number

Antitrust Division............................................................33
Certificate of Merger..........................................................6
Certificates...................................................................7
Charter........................................................................1
Closing........................................................................6
Closing Date...................................................................6
Code..........................................................................14
Company........................................................................1
Company Disclosure Schedule...................................................11
Company Filed SEC Documents...................................................12
Company Financial Advisor.....................................................22
Company Notification and Report Form..........................................33
Company Option Plans...........................................................9
Company Permits...............................................................16
Company Personnel.............................................................13
Company Plans.................................................................13
Company Rights................................................................22
Company SEC Documents.........................................................12
Company Stockholder Approval..................................................11
contract......................................................................12
DGCL...........................................................................1
Dissenting Shares..............................................................7
Dissenting Stockholder.........................................................7
Effective Time.................................................................6
Environmental Law.............................................................20
Environmental Permit..........................................................21
Environmental Violation........................................................2
ERISA.........................................................................13
Exchange Act...................................................................3
Exchange Agent.................................................................7
Expiration Date................................................................1
FTC...........................................................................33
GAAP..........................................................................12
Governmental Entities.........................................................11
Hazardous Substance...........................................................21
HSR Act.......................................................................11
Indemnified Parties...........................................................31
Independent Directors..........................................................5
Information Statement.........................................................13
Initial Extension Period.......................................................2
Law...........................................................................12
Liens.........................................................................11
Litigation....................................................................16
Loss..........................................................................19
Material Adverse Change.......................................................10
Material Adverse Effect.......................................................10
Material Contract.............................................................15
Merger.........................................................................1
Merger Consideration...........................................................6
Minimum Condition..............................................................1
No Takedown Period............................................................29
Notice Period.................................................................28
Offer..........................................................................1
Offer Conditions...............................................................2

Offer Documents................................................................3
Offer Price....................................................................1
Options.......................................................................10
Order.........................................................................12
Parent.........................................................................1
Parent Notification and Report Form...........................................33
Parent's Costs................................................................36
PBGC..........................................................................14
Proprietary Rights............................................................22
Proxy Statement...............................................................30
Purchaser......................................................................1
Release.......................................................................21
Schedule 14D-1.................................................................2
Schedule 14D-9.................................................................3
SEC............................................................................2
Shares.........................................................................1
Stockholders Meeting..........................................................29
subsidiary....................................................................38
Superior Proposal.............................................................29
Superior Transaction..........................................................36
Support Agreement..............................................................1
Surviving Corporation..........................................................5
Takedown Date..................................................................2
Takeover Proposal.............................................................28
taxes.........................................................................18
Tefron.........................................................................1
Year 2000 Problem.............................................................23

         AGREEMENT AND PLAN OF MERGER dated as of November 8, 1999, among Tefron U.S. Holdings Corp. ("Parent"), a Delaware corporation and wholly-owned subsidiary of Tefron, Ltd., a corporation organized under the laws of Israel ("Tefron"), AWS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Alba-Waldensian, Inc., a Delaware corporation (the "Company").

         WHEREAS, Parent proposes to cause Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $2.50 per share (the "Shares"), of the Company at a purchase price (the "Offer Price") of $18.50 per Share, net to each seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has adopted resolutions approving the Offer and recommending that holders of Shares accept the Offer;

         WHEREAS, the merger of Purchaser with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement has been authorized by all necessary corporate action on behalf of Parent and Purchaser and has been adopted by the Board of Directors of the Company; and

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Purchaser to enter into this Agreement, Parent, Purchaser and certain stockholders of the Company are entering into a Support Agreement (the "Support Agreement") pursuant to which such stockholders have, among other things, agreed to sell all such stockholders' Shares to Purchaser at the price per Share paid in the Offer, upon the terms and subject to the conditions set forth in the Support Agreement; and the Support Agreement has been approved by the Board of Directors of the Company; and

         WHEREAS, the Board of Directors of the Company has taken such actions as are necessary to render the provisions of Section 203 of the Delaware General Corporation Law ("DGCL") and Article 13 of the Certificate of Incorporation of the Company (the "Charter") inapplicable to the transactions contemplated hereby and by the Support Agreement.

         NOW, THEREFORE, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I
                                    THE OFFER

         Section 1.1. The Offer. (a) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than five business days after the date of the public announcement by Parent and the Company of this Agreement, Purchaser shall commence the Offer, with the initial scheduled expiration date of the Offer (subject to the extensions permitted by this Agreement) being the 20th business day after commencement. The obligation of Purchaser to, and of Parent to cause Purchaser to, commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Exhibit A (the "Offer Conditions") (any of which may be waived in whole or in part by Purchaser in its sole discretion, except that Purchaser shall not waive the Minimum Condition (as defined in Exhibit A) without the consent of the Company) and to the terms and conditions of this Agreement. Purchaser expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Purchaser shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) increase or reduce the dealer's soliciting fee, (iv) amend or add to the Offer Conditions, (v) except as provided in the last sentence of this paragraph, extend the Offer, (vi) change the form of consideration payable in the Offer or (vii) amend any other term of the Offer in any manner adverse to the holders of the Shares. Subject to the terms and conditions of the Offer and this Agreement, Purchaser shall accept for payment, and pay for, all Shares validly tendered pursuant to the Offer that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer as promptly as practicable after the expiration of the Offer (such date, the "Takedown Date"). Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer as a result of an increase in the Offer Price by Purchaser in light of a bona fide competing offer from a third party for some or all of the Shares and (ii) (A) extend the Offer for a period, in the aggregate, of not more than five business days if, at the initial scheduled expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer are less than 90% of the outstanding Shares and (B) following the period contemplated by clause (ii) (A) (the "Initial Extension Period") if any of the Offer Conditions have not been waived or satisfied, extend the Offer on one or more occasions for periods not to exceed five business days until January 31, 2000; provided that, (x) if at the expiration date of the Offer, as so extended, the Offer Conditions have been satisfied or waived (including the deemed waivers described in clauses (y) and (z) below), Purchaser shall not continue to extend the Offer (unless required by clause (i), above), (y) following the Initial Extension Period, Purchaser shall be deemed to have waived satisfaction of the conditions set forth in paragraphs
(b), (e), (f) and (h) of Exhibit A hereto with respect to matters existing on or before the last day of the Initial Extension Period and (z) in the event Purchaser extends the Offer after the Initial Extension Period following written notice from the Company of an event constituting a Material Adverse Change, Purchaser shall be deemed to have waived satisfaction of the conditions set forth in paragraph (c) of Exhibit A hereto with respect, and only with respect, to the event for which it has received such written notice; provided further, that all time periods set forth above in this sentence shall be tolled, at the election of Purchaser, during the pendency of the No Takedown Period (as defined in Section 6.2(b) below).

         (a) On the date of commencement of the Offer, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Purchaser agree that the Offer Documents shall comply in all material respects with the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by Parent or Purchaser with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Each of Parent, Purchaser and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Purchaser agree to provide the Company and its counsel any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         (b) Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer.

         Section 1.2. Company Actions. (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, (ii) approving the Offer and the Merger (and effecting the other actions referred to in Section 4.24), (iii) determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders, (iv) recommending that the Company's stockholders accept the Offer, tender their shares pursuant to the Offer and approve this Agreement (if required) and (v) approving the acquisition of Shares by Purchaser pursuant to the Offer, the Support Agreement and the other transactions contemplated by this Agreement and the Support Agreement. The Company has been advised by each of its directors and executive officers that each such person intends to tender all Shares owned by such person pursuant to the Offer.

         (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, and the documents included therein, together with any supplements or amendments thereto, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Company agrees that the Schedule 14D-9 shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by the Company with respect to information supplied by Parent or Purchaser specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Purchaser agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

         (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Purchaser promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

         Section 1.3. Directors. (a) Promptly upon the acceptance for payment of Shares by Purchaser pursuant to the Offer, Purchaser shall be entitled to designate such number of directors on the Board of Directors of (i) the Company as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Purchaser's designees to be so elected by its existing Board of Directors and
(ii) each subsidiary of the Company and each committee of the Board of Directors of the Company and each such subsidiary as will give Purchaser a majority of such directors or committee, and the Company shall, at such time, cause Purchaser's designees to be so elected. In the event that Purchaser's designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

         (b) Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Purchaser shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Purchaser's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's and each subsidiary's Board of Directors (and each committee thereof) and/or obtain the resignation of such number of its current directors as is necessary to enable Purchaser's designees to be elected or appointed to, and to constitute a majority of the Company's and each subsidiary's Board of Directors (and each committee thereof) as provided above.

         (c) Subject to the foregoing provisions of this Agreement, following the election or appointment of Purchaser's designees pursuant to this Section
1.3 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Parent's and Purchaser's respective obligations under this Agreement.

                                   ARTICLE II
                                   THE MERGER

         Section 2.1. The Merger. Upon the terms and subject to the conditions set forth herein and in accordance with the DGCL, at the Effective Time Purchaser shall be merged with and into the Company, the separate existence of Purchaser shall thereupon cease and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and a wholly owned subsidiary of Parent. The Merger shall have the effects set forth in the DGCL.

         Section 2.2. Effective Time. As promptly as practicable (but in no event more than two business days) after the satisfaction or waiver of the conditions to the Merger (other than conditions which by their nature are to be satisfied at the closing, but subject to such conditions) the parties shall (a) file a certificate of merger or, if applicable, a certificate of ownership and merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (b) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Dewey Ballantine LLP, New York, New York. The date of the Closing is sometimes referred to as the "Closing Date."

         Section 2.3. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of Purchaser as in effect immediately prior to the Effective Time shall be the initial certificate of incorporation of the Surviving Corporation, provided that Article I shall read in its entirety, "The name of the Corporation is "Alba-Waldensian, Inc.."

                  (b) The by-laws of Purchaser as in effect immediately prior to the Effective Time, shall be the initial by-laws of the Surviving Corporation.

         Section 2.4. Directors and Officers. (a) The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation.

                  (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

                                  ARTICLE III
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

         Section 3.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                  (a) Conversion of Shares. Subject to Section 3.1(d), each issued and outstanding Share (other than Shares to be canceled in accordance with Section 3.1(b) hereof) shall be converted into the right to receive in cash, without interest, the price per share paid in the Offer (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (b) Cancellation of Treasury Stock and Parent Owned Stock. Each Share that is owned by the Company or any subsidiary of the Company and each Share that is owned by Parent or Purchaser shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Capital Stock of Purchaser. Each issued and outstanding share of common stock of Purchaser shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Shares held by a person (a "Dissenting Stockholder") who does not vote to approve the Merger and complies with all the provisions of the DGCL concerning the right of holders of Shares to dissent from the Merger and require payment of fair value (as defined in the DGCL) for their Shares ("Dissenting Shares") shall not be converted as described in Section 3.1(a), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand or fails to perfect or otherwise loses his rights as a Dissenting Stockholder to payment of fair value, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for fair value for Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         Section 3.2. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as Exchange Agent in the Merger which shall be reasonably satisfactory to the Company (the "Exchange Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Exchange Agent cash in amounts and at the times necessary for the prompt payment of the Merger Consideration upon surrender of certificates that immediately prior to the Effective Time represented outstanding Shares ("Certificates").

                  (b) Exchange Procedure. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share theretofore represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled.

                  (c) No Further Ownership Rights in Shares. All Merger Consideration delivered upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  (d) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond or other surety in such amount as the Exchange Agent may reasonable direct as indemnity against any claim that may be made with respect to such Certificate and subject to such other reasonable conditions as the Exchange Agent may impose, the Exchange Agent shall deliver in exchange for such Certificate the Merger Consideration into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.1.

                  (f) Transferred Certificates. If any payment under this
Article III is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                  (g) Investment. The Exchange Agent shall invest any funds held by it for purposes of this Section 3.2 as directed by Parent, on a daily basis. Any interest and other income or loss resulting from such investments shall be paid to or, in the case of any loss, paid by, Parent.

                  (h) Withholding Tax. The right of any stockholder to receive the Merger Consideration shall be subject to and reduced by the amount of any required tax withholding obligation.

                  (i) No Liability. None of Parent, Purchaser, the Company or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the cash that has been made available to the Exchange Agent pursuant to this Section 3.2 that remains unclaimed by the holder of any Certificate six months after the Effective Time, shall be returned to Parent and any such holder who has not exchanged such holder's Certificate prior to such time shall thereafter look only to the Surviving Corporation for any claim for Merger Consideration hereunder.

         Section 3.3. Company Stock Options. (a) Section 4.2(b) of the Company Disclosure Schedule (as defined herein) sets forth the numbers of shares and exercise prices of all outstanding employee and director stock options ("Options") to purchase the Shares, including those granted under the Company's 1993 Long Term Performance Plan, 1992 Nonqualified Stock Option Plan for Non-employee Directors, 1997 Nonqualified Stock Option Plan for Directors and all other stock option or other equity based plans (collectively, the "Company Option Plans").

                  (b) Prior to the Takedown Date, the Company shall use commercially reasonable efforts to cause, as of the Effective Time or, if the provisions of paragraph (d) below shall be applicable, the Takedown Date, (i) each Option for which the exercise price is less than the Offer Price, whether or not then vested or exercisable, to be cancelled in consideration for a payment by the Company to each holder thereof of an amount equal to the product of (A) the excess of the Offer Price over the exercise price of each such Option and (B) the number of Shares subject to the Option immediately prior to its cancellation and (ii) each Option for which the exercise price is equal to or greater than the Offer Price, whether or not then vested or exercisable, to be cancelled in consideration for a payment by the Company to each holder thereof in an amount equal to the product of (A) $.50 and (B) the number of Shares subject to the Option. All payments to be made hereunder shall be net of required withholding taxes.

                  (c) The Company shall use commercially reasonable efforts to cause (i) all Company Option Plans to terminate as of the Effective Time or, if the provisions of paragraph (d) below shall be applicable, the Takedown Date,
(ii) no holder of an Option to have any rights thereunder other than to receive the cash payment contemplated by this Section and (iii) no person to have any right to acquire any security of the Company, the Surviving Corporation (or any parent subsidiary thereof) as a result of any agreement or obligation of the Company or any subsidiary. Prior to the Takedown Date, the Company shall use commercially reasonable efforts to obtain all necessary consents (in a form acceptable to Parent) from holders of Options and take all other lawful action as is necessary to give effect to the provisions of this Section. The Company further agrees to cause the Board of Directors of the Company to adopt any resolutions necessary to effectuate the foregoing.

                  (d) If Purchaser and Parent so elect, Purchaser will take such action as may be reasonably necessary to allow the Company to take all actions contemplated by paragraphs (b) and (c) above promptly following the Takedown Date rather than at the Effective Date as contemplated by such paragraphs.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser as follows:

         Section 4.1. Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to any person, a fact, event or effect which has had, or is reasonably likely to have, together with all similar or related facts, events and effects, a material adverse effect on the financial condition, business, assets or results of operations of such person and its subsidiaries taken as a whole or on the ability of such person to perform its obligations hereunder or which would prevent or delay the consummation of the transactions contemplated hereby. For purposes of this Agreement, a "Material Adverse Change" means, with respect to any person, any change which has had, or is reasonably likely to have, a material adverse effect on the financial condition, business, assets or results of operations of such person and its subsidiaries taken as a whole or on the ability of such person to perform its obligations hereunder or which would prevent or delay the consummation of the transactions contemplated hereby. The Company has made available to Parent complete and correct copies of its Charter and by-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries.

         Section 4.2. Capitalization. (a) The authorized capital stock of the Company consists of 5,000,000 Shares and no shares of preferred stock. At the close of business on November 5, 1999, (i) 3,246,045 Shares were issued and outstanding, (ii) 526,955 Shares were held in treasury, and (iii) 187,753 Shares were issuable upon the exercise of Options to purchase Shares under the Company Option Plans. All outstanding shares of capital stock of Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth above, and for changes since such date resulting from the exercise of outstanding employee or director stock options ("Options") outstanding on such date in accordance with their terms, there are outstanding (x) no shares of capital stock or other voting securities of the Company, (y) no securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, and (z) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock or other securities. There are no outstanding obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any securities of the Company or to vote or to dispose of any shares of the capital stock of any of the Company's subsidiaries.

                  (b) Section 4.2(b) of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), which Company Disclosure Schedule throughout this Agreement identifies the Section (or, if applicable, subsection to which such exception relates), lists each outstanding Option, the holder thereof, the number of Shares issuable thereunder and the exercise price thereof.

                  (c) Section 4.2(c) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.2(c) of the Company Disclosure Schedule and except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

         Section 4.3. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Company Stockholder Approval"). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Section 4.4. Consents and Approvals; No Violations. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any governmental body, court, agency, official or regulatory or other authority (collectively, "Governmental Entities") other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) compliance with any applicable requirements of the Exchange Act.

                  (b) Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the Charter or by-laws of the Company or any similar organizational documents of any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, or require consent pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "contract") to which the Company or any of its subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company.

         Section 4.5. SEC Reports and Financial Statements. (a) Except as set forth in Section 4.5 of the Company Disclosure Schedule, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 (collectively, the "Company SEC Documents"). The Company SEC Documents as from time to time amended, supplemented or superceded by subsequent Company SEC Documents which were filed prior to the date hereof (a) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No subsidiary of the Company is required to make any filings with the SEC.

                  (b) The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         Section 4.6. Absence of Certain Changes or Events. Except as set forth in Section 4.6 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), since January 1, 1999, (i) the Company and its subsidiaries have conducted their respective business only in the ordinary course, (ii) there has not occurred any Material Adverse Change with respect to the Company and

(iii) neither the Company nor any subsidiary has taken any action contemplated by Section 6.1.

         Section 4.7. No Undisclosed Liabilities. Except as and to the extent set forth in the Company Filed SEC Documents, neither the Company nor any of its subsidiaries has any liabilities of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on the Company.

         Section 4.8. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or (iv) the Proxy Statement, will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 7.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference therein.


         Section 4.9. Company Plans; Employees and Employment Practices. (a)
Section 4.9(a) of the Company Disclosure Schedule lists each plan, agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under the laws of any jurisdiction, severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company or any of its subsidiaries for any of their present or former employees, consultants, independent contractors, officers or directors ("Company Personnel") or with respect to which the Company or any of its subsidiaries has liability, makes or has an obligation to make contributions ("Company Plans").

                  (b) The Company has provided Parent with or made available to Parent (i) true and correct copies of all Company Plans or in the case of an unwritten plan, a written description thereof, (ii) true and correct copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Company Plans and (iii) true and correct copies of all summary plan descriptions (whether or not required to be furnished under ERISA) and employee communications relating to such Company Plans and distributed to Company Personnel, in each case under this subsection (b), existing or in effect during or within the past five years.

                  (c) Except as set forth on Section 4.9(c) of the Company Disclosure Schedule, there are no Company Personnel who are entitled to (i) any pension benefit that is unfunded or (ii) any pension or other benefit to be paid after termination of employment other than required by Section 601 of ERISA or pursuant to plans intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and listed on Section 4.9(a) of the Company Disclosure Schedule, and no other benefits whatsoever are payable to any Company Personnel after termination of employment (including retiree medical and death benefits).

                  (d) Each Company Plan that is an employee welfare benefit plan under Section 3(l) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded. All contributions or payments owed with respect to any periods prior to the Closing under any Company Plan have been made or accrued. Each Company Plan by its terms and operation is in material compliance with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended). There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, to the Company's knowledge, no set of circumstances exist which may reasonably give rise to such a claim against any Company Plan or administrator or fiduciary of any such Company Plan. As to each Company Plan for which an annual report is required to be filed under ERISA or the Code, all such filings, including schedules, have been made on a timely basis and with respect to the most recent report regarding each such Company Plan liabilities do not exceed assets, and no material adverse change has occurred with respect to the financial matters covered thereby. To the knowledge of the Company, the Company Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  (e) Neither the Company nor any entity required to be aggregated with the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code (i) contributes to, maintains or has any liability with respect to a plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, or (ii) contributes to, or has ever contributed to, a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (f) Each Company Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that such plan is so qualified and, to the Company's knowledge, nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective.

                  (g) Neither the Company, any of its subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Plans (or their trusts), the Company, any of its subsidiaries, or any person who the Company or any of its subsidiaries has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

                  (h) Except as set forth in Section 4.9(h) of the Company Disclosure Schedule, the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Company Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Plan or compensation to any Company Personnel, (iii) result in any payments under any Company Plan or law becoming due to any Company Personnel, or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Company Plan.

         Section 4.10. Labor Matters. Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit currently being made or threatened involving employees of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no pending or, to the knowledge of the Company, threatened charge, complaint, decision, order, notice-posting requirement, settlement agreement or injunctive action or order against the Company or any of its subsidiaries by the National Labor Relations Board or any similar governmental or adjudicatory agency or court. The Company and its subsidiaries have in the past been and are in compliance in all respects with all applicable collective bargaining agreements and laws respecting employment, employment practices, employee classification, labor relations, safety and health, wages, hours and terms and conditions of employment except for any failure to so comply that would not have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has experienced within the past 12 months a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101 et seq.

         Section 4.11. Contracts. Except as set forth in Section 4.11 of the Company Disclosure Schedule or as disclosed in the Company Filed SEC Documents, there are no contracts that are material to the financial condition, business, assets or results of operations of the Company or any of its subsidiaries (each a "Material Contract"). Neither the Company nor any of its subsidiaries, or to the best knowledge of the Company, any other party, is in violation or breach of or in default (nor does there exist any condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries) under any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations, breaches or defaults that would not have a Material Adverse Effect on the Company. No other party to any such Material Contract has, to the best knowledge of the Company, alleged that the Company or any subsidiary is in violation or breach of or in default under any such Material Contract or has notified the Company or any subsidiary of an intention to modify any material terms of or not to renew any such Material Contract, where such events would have a Material Adverse Effect on the Company. Section 4.11 of the Company Disclosure Schedule sets forth all Material Contracts which require any consent, waiver or approval for such contracts to remain in effect without material modification after the Effective Time. Following the Effective Time and assuming all consents, waivers and approvals disclosed in Section 4.11 of the Company Disclosure Schedule are obtained, the Company and each of its subsidiaries will be permitted to exercise all of their respective rights under each Material Contract then in effect without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or its subsidiaries would otherwise be required to pay had the transactions contemplated by this Agreement not occurred. To the knowledge of the Company, there are no facts, circumstances or conditions which would reasonably be expected to result in the loss of any customer that would have a Material Adverse Effect on the Company.

         Section 4.12. Litigation; Insurance. Except as set forth in Section
4.12 of the Company Disclosure Schedule or as disclosed in the Company Filed SEC Documents, there is no suit, claim, action, proceeding or investigation (collectively, "Litigation") pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries. Except as disclosed in the Company Filed SEC Documents, neither the Company nor any of its subsidiaries is subject to any outstanding Order that would have a Material Adverse Effect on the Company. The Company maintains fire and casualty, general liability, product liability, business interruption and professional liability insurance policies with reputable insurance carriers as are adequate to cover all normal activities incident or relating to the business of the Company and its subsidiaries and their respective properties and assets.

         Section 4.13. Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such Company Permits that would not have a Material Adverse Effect on the Company. The Company and its subsidiaries are in material compliance with the terms of the Company Permits. The businesses of the Company and its subsidiaries have not been, and are not being, conducted in violation of any Law, except for violations that would not have a Material Adverse Effect on the Company. Except as set forth in Section 4.13. of the Company Disclosure Schedule no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, where the outcome would not have a Material Adverse Effect on the Company.

         Section 4.14. Product Warranties and Liabilities; Relationships. Except as listed in Section 4.14 of the Company Disclosure Schedule, (a) the Company has no forms of warranties or guarantees of its products and services that are in effect or proposed to be used by it, (b) the relationships of the Company with its customers, distributors and suppliers are good and (c) no product produced by the Company or any of subsidiaries or produced for the Company or any of its subsidiaries by a third party and bearing a Company trademark or other Proprietary Right (as defined) of the Company has been recalled voluntarily or involuntarily since January 1, 1995, no such recall is being considered by the Company, and, to the knowledge of the Company, no such recall is being considered by or has been requested or ordered by any Governmental Authority.

         Section 4.15. Tax Matters.

                  (a) The Company and each of its subsidiaries has timely filed all federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports required to be filed by it, except for any failure to so file any tax returns and reports which would not have a Material Adverse Effect on the Company. All such returns and reports are complete and correct in all material respects. The Company and each of its subsidiaries has timely paid (or the Company has paid on its subsidiaries' behalf) all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes (as defined below), except for any failure to so pay any taxes which would not have a Material Adverse Effect on the Company, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, no federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been timely paid. No material issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, since 1993, no federal, state or local, domestic or foreign tax return or report of the Company or any of its subsidiaries has been under audit or examination by the Internal Revenue Service or other relevant taxing authority resulting in the incurrence of a material tax liability. The relevant statute of limitations is closed with respect to the U.S. federal tax returns of the Company and its subsidiaries for all years through 1993.

                  (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                  (d) No material liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for taxes not yet due.

                  (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule neither the Company nor any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority) or otherwise is liable for the taxes of any other person under Treasury Regulation Section 1.1502-6, as a successor or transferee, by contract or otherwise.

                  (f) Neither the Company nor any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

                  (g) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any Company Plan or other compensation arrangement currently in effect.

                  (h) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  (i) The Company has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign federal laws or any state or local laws, domestic and foreign) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                  (j) As used in this Agreement, "taxes" shall include all federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

         Section 4.16. Environmental.

                  (a) Except as disclosed in Section 4.16(a) of the Company Disclosure Schedule:

                           (i) the Company and its subsidiaries comply, and at
all times have complied in all respects, with all applicable Environmental Laws, except for any such lack of compliance which would not have a Material Adverse Effect on the Company;

                           (ii) the Company and its subsidiaries have obtained
and are in compliance with all Environmental Permits necessary for the operation of the properties currently owned, leased, operated or controlled by the Company and its subsidiaries and the conduct of the business of the Company and its subsidiaries, except for any failure to so comply which would not have a Material Adverse Effect on the Company; there are no proceedings against the Company pending or, to the knowledge of the Company or any of its subsidiaries, threatened which would jeopardize the validity of any such Environmental Permits;

                           (iii) there are no facts, conditions or circumstances
that form the basis for the Company or any of its subsidiaries to be subject to any liability, loss, damage, penalty, fine, obligation, lien, cost or expense of any nature whatsoever ("Loss") pursuant to any Environmental Law in connection with the presence, Release or threatened Release by the Company of any Hazardous Substance at any property (including soils, groundwater, surface water, buildings and other structures, and equipment) currently or formerly owned, leased, operated or controlled by the Company or its subsidiaries or any other property for which the Company bears liability under Environmental Laws (including, without limitation, any location at which any Hazardous Substances generated, stored, treated or disposed by or on behalf of the Company or any of its subsidiaries have come to be located), except for any facts, conditions or circumstances which would not result in a Material Adverse Effect on the Company;

                           (iv) neither the Company nor any of its subsidiaries
has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries is or may be in violation of or liable under any Environmental Law and the Company has no knowledge of the foregoing;

                           (v) neither the Company nor any of its subsidiaries
is subject to any written Orders, decrees, injunctions, consent agreements or other similar arrangements with any Governmental Authority or is subject to any indemnity or contribution agreement with any person relating to liability under any Environmental

Law or relating to Hazardous Substances and the Company has no knowledge of the foregoing;

                           (vi) there is no material proceeding pending or, to
the knowledge of the Company and its subsidiaries, threatened, before any Governmental Authority by or against the Company or its subsidiaries arising under or relating to any Environmental Law;

                           (vii) there are no facts, conditions or circumstances
that would result in a Material Adverse Effect on the Company pursuant to any Environmental Law in connection any predecessor of the Company or any of its subsidiaries;

                           (viii) there are (a) no Environmental Laws,
including, without limitation, to the knowledge of the Company any Environmental Laws compliance with which is not required until after the date hereof, or any orders, decrees, injunctions, consent agreements or other similar arrangements with any Governmental Authority, or any indemnity or contribution agreements with any person, and (b) to the knowledge of the Company, no proposals to amend, supplement or supplant any existing Environmental Laws or to create any new Environmental Laws or amend, supplement or supplant any orders, decrees, injunctions, consent agreements or other similar arrangements with any Governmental Authority or any indemnity or contribution agreements with any person, compliance with which could (in the case of clause (a) or (b) above) be reasonably expected to require that the Company or any of its subsidiaries install or modify any facilities, structures or equipment or make any other material capital improvements or incur operating costs in excess of current operating costs in order to operate any property owned, leased, operated or controlled by the Company or any of its subsidiaries in substantially the same manner such property is currently operated or operate the business of the Company and its subsidiaries in substantially the same manner in which it is currently conducted if the effects thereof would have a Material Adverse Effect on the Company.

                  (b) Except for transfers of permits issued pursuant to Environmental Laws and notifications required pursuant to Environmental Laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any obligation on the Company, any of its subsidiaries, Parent or Purchaser to take any action pursuant to any Environmental Law (including, without limitation, any so-called environmental property transfer act), any order, decree, injunction, consent agreement or other similar arrangement with any Governmental Authority, or any indemnity or contribution agreement with any person.

                  (c) As used herein, the term "Environmental Law" means any international, national, Native American, provincial, regional, federal, state, municipal or local law, ordinance, rule, order, statute, decree, judgment, injunction, directive, Environmental Permit, code, regulation, common or decisional law (including, without limitation, principles of tort, negligence, trespass, nuisance, strict liability, contribution and indemnification) or other requirement of any Governmental Authority, relating to:

(A) the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety of humans or other living organisms; (B) the manufacture, introduction into commerce, export, import, handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, or contamination; or (D) any injury or threat of injury to persons or property arising out of or relating to Hazardous Substances.

                  (d) As used herein, the term "Environmental Permit" means any permit, consent, license, or other approval or authorization of or by any Governmental Authority required under any Environmental Law.

                  (e) As used herein, the term "Hazardous Substance" means any element, compound, substance or material of any nature whatsoever (including, without limitation, any product) that is listed, classified or regulated pursuant to any Environmental Law or the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos-containing material, polychlorinated biphenyl, radioactive materials, volatile organic compound, or hazardous air pollutant.

                  (f) As used herein, the term "Release" means any release, spill, emission, leaking, pumping, pouring, injecting, deposit, disposal, discharge, dispersal, escape, leaching or migrating into the indoor or outdoor environment, including, without limitation, air, soil, groundwater and surface water.

         Section 4.17. Title to and Condition of Properties. Except as set forth in Section 4.17 to the Company Disclosure Schedule, the Company and its subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of the Company at December 31, 1998 included in the Company Filed SEC Documents (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date). Such properties or assets (a) are in good operating condition and repair free, in the case of real property, of material structural or engineering defects and (b) are not subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise) which would have a Material Adverse Effect on the Company.

         Section 4.18. Proprietary Rights. (a) Except as set forth on Section
4.18 of the Company Disclosure Schedule: (i) the Company is the sole owner, free and clear of any lien or encumbrance, of, or has a valid license, without the payment of any royalty except with respect to off-the-shelf software and otherwise on commercially reasonable terms, to, all U.S. and foreign patents, registered designs, mask works, copyrights, computer software and databases, trademarks, service marks and trade names, whether or not registered, and other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto (collectively, the "Proprietary Rights") necessary or advisable for the conduct of its and its subsidiaries' business as now conducted or as contemplated to be conducted, except for such Proprietary Rights the absence of which would not have a Material Adverse Effect on the Company (such Proprietary Rights owned by or licensed to the Company, subject to such exception, collectively, the "Company Rights"); (ii) the Company has taken, and will continue to take, all actions which are necessary or advisable in order to protect the Company Rights, and to acquire Proprietary Rights, consistent with prudent commercial practices in the Company's industry;
(iii) the Company's rights in the Company Rights are valid and enforceable; (iv) the Company has received no demand, claim, notice or inquiry from any person in respect of the Company Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company in, any such Company Rights, and the Company knows of no basis for any such challenge; (v) the Company is not in violation or infringement of, and has not violated or infringed, any Proprietary Rights of any other person, except for any such violation or infringement which would not have a Material Adverse Effect on the Company; (vi) to the knowledge of the Company, no person is infringing any Company Rights; and (vii) except on an arm's-length basis for value and other commercially reasonable terms, the Company has not granted any license with respect to any Company Rights to any person.

                  (b) Section 4.18 of the Company Disclosure Schedule contains a complete and accurate list of the Company Rights and all license and other agreements relating thereto.

         Section 4.19. Opinion of Financial Advisor. The Company has received the opinion of William Blair and Company, L.L.C. (the "Company Financial Advisor"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders other than Tefron, Nathan H Dardick and Clyde Wm. Engle from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

         Section 4.20. Brokers and Finders. No broker, investment banker, financial advisor or other person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company (as reflected in an agreement between such firm and the Company, a copy of which has been delivered to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.21. Year 2000. The Company has reviewed its operations and that of its subsidiaries and has made inquiries of any third parties with which the Company or any of its subsidiaries has a material relationship, including, without limitation, vendors or suppliers of software which is material to the Company's business, to evaluate the extent to which the business or operations of the Company and any of its subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review and such inquiries, the Company has concluded and hereby represents and warrants that the Year 2000 Problem will not have a Material Adverse Effect on the Company. As used herein with respect to the Company, its subsidiaries or such third parties, the "Year 2000 Problem" means any material failure of computer hardware or software to function as effectively with dates or time periods occurring after December 31, 1999 as with dates or time periods occurring prior to January 1, 2000, whether used in the receipt, transmission, processing, manipulation, storage retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind and all expenditures in connection therewith, including, without limitation, prophylactic measures.

         Section 4.22. Copies of Documents. The Company and its subsidiaries have provided Purchaser, Parent or their respective representatives with true, accurate and complete copies of all documents listed or described in the Company Disclosure Schedule

         Section 4.23. Related Party Transactions. Except as set forth in
Section 4.23 of the Company Disclosure Schedule and excluding transactions between the Company and its subsidiaries, no director, officer, partner, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or its subsidiaries or any "associate" of such director or officer of the Company and its subsidiaries (a) has been involved in any material business arrangement or relationship with the Company within the past thirty-six months, (b) owns any material asset, tangible or intangible, which is used in the business of the Company or (c) is or was engaged in competition with the Company; other than ownership as a passive investment of securities of an entity if such securities are publicly traded and do not constitute more than 5% of the outstanding equity securities of such entity.

         Section 4.24. State Takeover Statutes; Charter. The Board of Directors of the Company has adopted this Agreement and approved the Offer, the Support Agreement, the acquisition of Shares by Purchaser pursuant to the Offer and the Support Agreement and the other transactions contemplated by this Agreement and the Support Agreement and such adoptions and approvals are sufficient to render inapplicable to the Offer, the Merger, this Agreement, the Support Agreement, the acquisition of Shares by Purchaser pursuant to the Offer and the Support Agreement and the other transactions contemplated by this Agreement and the Support Agreement the provisions of (a) Section 203 of the DGCL and (b) Article 13 of the Charter. Except as set forth in Section 4.24 of the Company Disclosure Schedule, no other state takeover statute or similar Law or provision of the Charter or the Company's by-laws applies to the Offer, the Merger, this Agreement, the Support Agreement, the acquisition of Shares by Purchaser pursuant to the Offer and the Support Agreement or any of the transactions contemplated by this Agreement or the Support Agreement. The Company will take all reasonable actions to prevent the application of any of the foregoing.

         Section 4.25. Accuracy of Information. The representations made by the Company herein or in the Company Disclosure Schedule, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made or information contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Parent and Purchaser jointly and severally represent and warrant to the Company as follows:

         Section 5.1. Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Offer or the Merger.

         Section 5.2. Authority. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser and no other corporate proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement or to consummate such transactions. No vote of Parent stockholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser, as the case may be, and constitutes a valid and binding obligation of each of Parent and Purchaser enforceable against them in accordance with its terms.

         Section 5.3. Consents and Approvals; No Violations. (a) The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger as contemplated by Article I hereof, (ii) compliance with any applicable requirements of the HSR Act, and (iii) compliance with any applicable requirements of the Exchange Act.

                  (b) The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the organizational documents of the Parent or Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of Parent or Purchaser or any of their subsidiaries under, any of the terms, conditions or provisions of contract to which Parent or Purchaser or any of their subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any Order or Law applicable to Parent or Purchaser, any of their subsidiaries or any of their properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger.

         Section 5.4. Information Supplied. None of the information supplied or to be supplied by Parent or Purchaser specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9,
(iii) the Information Statement or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         Section 5.5. Interim Operations of Purchaser. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         Section 5.6. Brokers and Finders. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston, the fees and expenses of which will be paid by the Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

         Section 5.7. No Knowledge of Certain Matters. Neither Purchaser nor Parent has actual knowledge of any (i) Environmental Violation (as defined on Exhibit A hereto) at any of the properties of the Company as of the date hereof or (ii) any material breach by the Company of any of its representations or warranties set forth herein (other than as set forth in the Company Disclosure Schedule).

                                   ARTICLE VI
                                    COVENANTS

         Section 6.1. Covenants of the Company. Until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, except as provided in the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, conduct their business in the ordinary course and use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement, as provided in Section 6.1 of the Company Disclosure Schedule or as agreed in writing by Parent, from the date hereof until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company shall not, and shall cause its subsidiaries not to:

                  (a) Dividends; Changes in Stock. (i) Declare or pay any dividends on or make other distributions in respect of any of its capital stock (except for dividends by a wholly owned subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or modify or amend, any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except as otherwise required by Section 3.3 of this Agreement.

                  (b) Issuance of Securities. Issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock or any other security (or any right to acquire such capital stock or other security) other than the issuance of Shares upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with the terms of such Company Stock Options.

                  (c) Governing Documents. Amend or propose to amend its Charter or by-laws (or similar organizational documents).

                  (d) Acquisitions. Acquire or agree to acquire any material assets (including securities) or merge or consolidate with any person or engage in any similar transaction.

                  (e) Dispositions. Sell, lease, license, encumber or otherwise dispose of any of its assets or any interest therein, other than in the ordinary course.

                  (f) Indebtedness. (i) Incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness, guarantee any debt of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly owned subsidiary of the Company.

                  (g) Tax Matters. Make, revoke or change any tax election, change any method of accounting or reporting for tax purposes or settle or compromise any tax liability of the Company or any of its subsidiaries.

                  (h) Capital Expenditures. Make or agree to make any capital expenditures out of the ordinary course of business.

                  (i) Discharge of Liabilities. Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of claims, liabilities or obligations recognized or disclosed in the most recent financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business.

                  (j) Material Contracts. (i) Modify, amend or terminate any material contract, (ii) waive, release or assign any material rights or claims,
(iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement or (iv) except in the ordinary course of business, enter into any material contracts or transactions.

                  (k) Benefits Changes. (i) Increase the compensation or benefits of any director, officer, employee or consultant, (ii) adopt any new employee benefit plan or any amendment to an existing Benefit Plan that increases the cost thereof, (iii) enter into any employment, consulting or severance agreement with any director, officer, employee or consultant or (iv) accelerate the payment of compensation or benefits to any director, officer, employee or consultant.

                  (l) Company Option Plans. Take any action that would prevent or is inconsistent with the provision of Section 3.3, grant any options or other awards pursuant to any Company Option Plans, or make any amendments in respect of options, awards or Company Option Plans except as to further the purposes of this Section and Section 3.3.

                  (m) Insurance. Permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary course of business consistent with past practice.

                  (n) Accounting. Except as may be required as a result of a change in law or in GAAP, make any change in its methods of accounting.

                  (o) General. Authorize any of, or announce an intention, commit or agree to take any of, the foregoing actions or any action which would result in a breach of any representation or warranty of the Company contained in this Agreement as of the date when made or as of any future date or would result in any of the Offer Conditions not being satisfied.

         Section 6.2. No Solicitation. (a) The Company shall, and shall cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not, and shall cause its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal, provided, however, that if, at any time prior to the acceptance for payment of Shares pursuant to the Offer, the Board of Directors of the Company determines in good faith, after consultation with outside counsel and the Company Financial Advisor, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Takeover Proposal that was not solicited subsequent to the date hereof, and subject to compliance with this Section 6.2,
(x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement in a form approved by Parent (such approval not to be unreasonably withheld) and (y) participate in discussions or negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal, offer or expression of interest by any third party relating a merger, consolidation or other business combination involving all or substantially all of the Company's consolidated assets or 100% of the outstanding voting power of the Company's securities that is not subject to any financing condition. Any material modification of a Takeover Proposal shall constitute a new Takeover Proposal.

                  (b) Except as set forth in this Section 6.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger or this Agreement,
(ii) approve or recommend or take no position with respect to, or propose to approve or recommend or take no position with respect to, any Takeover Proposal or (iii) cause the Company to enter into any agreement related to any Takeover Proposal (other than a confidentiality agreement contemplated by paragraph (a) above). Notwithstanding the foregoing, in the event that prior to the acceptance for payment of Shares pursuant to the Offer the Board of Directors of the Company determines in good faith, after consultation with outside counsel and the Company Financial Advisor, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may, in response to a Superior Proposal (as defined below) that was not solicited subsequent to the date hereof, (x) withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement or (y) subject to the provisions of Section 8.1(e) hereof, terminate this Agreement, but in each such case, only at a time that is after the fifth business day following Parent's receipt of written notice (such five-day period, the "Notice Period") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and only if the Company is in compliance with this Section 6.2. Parent and

Purchaser agree that Purchaser shall not accept for payment, or pay for any Shares tendered pursuant to the Offer until 5 P.M. (New York City time) on the business day immediately following the end of the Notice Period (the "No Takedown Period"); provided, that either of Parent or Purchaser, in its sole discretion, may elect to shorten or waive the Notice Period and immediately terminate this Agreement and the Offer at any time after commencement of the Notice Period in which case the amounts due Parent under Section 8.5(b) below shall be immediately due and payable. For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal made by a third party on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of the Company Financial Advisor or other financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Offer and the Merger and which is reasonably capable of being consummated in a timely fashion.

                  (c) The Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will immediately inform Parent of any material change in the details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                  (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law, provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as specifically permitted by Section 6.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger or this Agreement or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

         Section 6.3. Stockholder Approval; Preparation of Proxy Statement. (a) If the Company Stockholder Approval is required by law, the Company shall, as promptly as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the option and request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with the short form merger provisions of the DGCL. Without limiting the generality of the foregoing, except as specifically permitted by
Section 6.2(b) the Company agrees that its obligations pursuant to the first sentence of this Section 6.3(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, this Agreement or the Merger.

                  (b) If the Company Stockholder Approval is required by law, the Company shall, as soon as practicable following the expiration of the Offer, prepare and file a preliminary proxy statement ("Proxy Statement") with the SEC and shall use all reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give Parent an opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not transmit any such material to which Parent reasonably objects. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

                  (c) Parent agrees to cause all Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

         Section 6.4. Access to Information. The Company shall, and shall cause each of its subsidiaries to, afford to Parent and its officers, employees, accountants, counsel, agents and other representatives reasonable access to all of the properties, personnel, books and records of the Company and its subsidiaries, and shall furnish promptly all information concerning the business, properties and personnel of Company and its subsidiaries as Parent may reasonably request (including, without limitation, allowing Parent and its consultants to complete such environmental review and testing as it shall deem to be reasonably necessary). All such information shall be kept confidential in accordance with the terms of the Confidentiality Agreement, dated as of August 25, 1999, between Parent and the Company. It is understood by the parties hereto that the Company may withhold information that would be unlawful to disclose to a competitor, or the disclosure of which the Company reasonably believes may result in a competitive disadvantage to the Company, if it provides Parent in writing with a description in reasonable detail of the nature of the information withheld and the reason for withholding it.

         Section 6.5. Disclosure Supplements. From time to time prior to the Effective Time, the Company shall supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising or any information obtained after the date hereof of which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or which is necessary to complete or correct any information in such schedule or in any representation and warranty of the Company which has been rendered inaccurate thereby. The Company shall promptly inform Parent of any claim by a third party that a contract has been breached, is in default, may not be renewed or that a consent would be required as a result of the transactions contemplated by this Agreement. For purposes of determining the satisfaction of the conditions to the consummation of the transactions contemplated hereby, no such supplement, amendment or information shall be considered.

         Section 6.6. Reasonable Efforts. (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such commercially reasonable actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, including filings pursuant to the HSR Act and (ii) using all reasonable efforts to cause the satisfaction of all conditions to Closing. Each party shall promptly consult with the others with respect to, provide any necessary information with respect to and provide the others (or their respective counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement.

                  (b) Each party hereto shall promptly inform the others of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Nothing herein shall require any party to waive any substantial rights or agree to any substantial limitation on its (or the Surviving Corporation's) operations or to dispose of any assets.

                  (c) Parent shall cause Purchaser to comply with its obligations under this Agreement.

         Section 6.7. Indemnification; Insurance. (a) Parent and Purchaser agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company and its subsidiaries as provided in their respective articles of incorporation or by-laws (or similar organizational documents), shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) For five years from the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance and fiduciary liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy and fiduciary liability insurance (copies of which has been heretofore delivered to Parent) (or, in lieu of maintaining such insurance, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries or otherwise obtained by Parent, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than those of the Company's policy), provided, however, that in no event shall Parent be required to expend in excess of 150% of the annual premiums currently paid by the Company for such insurance, which annual premiums the Company represents are $48,200, and, provided further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (c) This Section 6.7 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

                  (d) Each of Parent and Purchaser agrees, that they will take no action, the primary purpose of which is intended to avoid liability pursuant to this Section 6.7.

         Section 6.8. Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Offer, the Merger, this Agreement or the Support Agreement, without the prior written consent of Parent, with such consent not to be unreasonably withheld. In addition, subject to its rights under Section 6.2(b) hereof, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and shall cooperate with Parent and Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger.

         Section 6.9. Takeover Statute. If any state anti-takeover law or state law that purports to limit or restrict business combination or the ability to acquire voting shares become applicable to the transactions contemplated by the Offer or this Agreement, the Company and Parent and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effect of such law on the transactions contemplated hereby.

         Section 6.10. Tefron Undertaking. Tefron hereby undertakes and agrees to (i) provide or cause to be provided sufficient funds to Parent and Purchaser so that Parent and Purchaser can meet their payment obligations under Articles I and II hereof and (ii) otherwise take such action as may be required to cause Parent and Purchaser to meet their other obligations under Articles I, II, III,
Section 6.6 and Section 8.5(a) hereof. Tefron agrees that the Company may seek remedies directly from Tefron with respect to this undertaking without first exhausting its remedies against Purchaser or Parent.

         Section 6.11. HSR Filing by the Company. The Company will promptly file, and will cause its direct and indirect shareholders (to the extent required by the HSR Act) to file, with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") a Notification and Report Form (collectively, the "Company Notification and Report Form") and related material required to be filed under the HSR Act, which will, at the time of filing, comply in all material respects with the requirements of the HSR Act. The Company will make all reasonable effort to ensure that, at the time of such filing, all information relating to the Company and its subsidiaries as set forth in the Company Notification and Report Form will be true and correct in all material respects.

         Section 6.12. HSR Filing by the Parent. The Parent will promptly file, and will cause its direct or indirect shareholders (to the extent required by the HSR Act) to file, with the FTC and the Antitrust Division a Notification and Report Form (collectively, the "Parent Notification and Report Form") and related material required to be filed under the HSR Act, which will, at the time of filing, comply in all material respects with the requirements of the HSR Act. Parent will make all reasonable effort to ensure that at the time of such filing, all information relating to the Parent as set forth in the Parent Notification and Report Form was true and correct in all material respects.

                                  ARTICLE VII
                                   CONDITIONS

         Section 7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

                  (a) Company Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

                  (b) No Injunctions or Restraints. No Law or Order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such Order and to appeal as promptly as possible any Order that may be entered.

                  (c) Purchase of Shares. Purchaser shall have previously accepted for payment and paid for Shares pursuant to the Offer.

         Section 7.2. Conditions to Parent's and Purchaser's Obligation to Effect the Merger. The obligation of each of Parent and Purchaser to effect the Merger shall be subject to the satisfaction of the following condition:

                  (a) FIRPTA Certificate. Parent and Purchaser shall have been provided with a certified statement of the Company, pursuant to Section 1.1445-2(c)(3) of the Treasury Regulations, that the Company is not, and has not been within the last five years, a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company:

                           (i) if (x) the Offer shall have expired without the
acceptance for payment of Shares thereunder or (y) Purchaser shall not have accepted for payment any Shares pursuant to the Offer prior to January 31, 2000, provided, however, that the right to terminate this Agreement pursuant to this
(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of representation or warranty under this Agreement by such party; or

                           (ii) if any Governmental Entity shall have issued an
Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such Order or other action shall have become final and nonappealable;

                  (c) by Parent prior to the purchase of Shares pursuant to the Offer if the Company shall have breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement that (i) would give rise to the failure of a condition set forth in paragraph (e) or (f) of Exhibit A and (ii) cannot be or has not been cured within five business days after the giving of written notice to the Company;

                  (d) by Parent or Purchaser if either Parent or Purchaser is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (d) of Exhibit A to this Agreement;

                  (e) by the Company in accordance with Section 6.2(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it has paid Parent the Termination Fee in accordance with the terms of this Agreement;

                  (f) by the Company prior to the purchase of Shares pursuant to the Offer if Parent or Purchaser shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within five business days after the giving of written notice to Parent or Purchaser, as applicable, except, in any case, such breaches and failures which are not reasonably likely to materially and adversely affect Parent's or Purchaser's ability to consummate the Offer or the Merger; or

                  (g) by the Parent or Purchaser if either Parent or Purchaser is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (h) of Exhibit A to this Agreement.

         Section 8.2. Effect of Termination. Subject to Section 8.5 below, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Purchaser or the Company or their respective officers or directors, provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof.

         Section 8.3. Amendment. This Agreement may be amended by the parties hereto, by duly authorized action taken, at any time before or after obtaining the Company Stockholder Approval, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the Company Stockholder Approval, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, subject to Section 8.3, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         Section 8.5. Expenses. (a) Except as otherwise provided in this Section 8.5, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

                  (b) If this Agreement is terminated pursuant to (i) Section 8.1(c), and either (x) such termination is the result of an intentional breach or failure to perform by the Company or (y) the Company enters into a definitive agreement with respect to a Superior Transaction within 12 months of the date of such termination, (ii)
Section 8.1(d) or (e) or (iii) if the Company has knowledge of an Environmental Violation, Section 8.1(g), then the Company shall pay to Parent, as liquidated damages, (A) a fee of $3,000,000 plus (B) an amount equal to Parent's Costs (as defined below) by wire transfer of immediately available funds. If this Agreement is terminated pursuant to Section 8.1(c) and such termination did not result from an intentional breach or failure to perform by the Company, the Company shall pay to Parent, as liquidated damages (in the manner set forth in this paragraph), an amount equal to Parent's Costs. If this Agreement is terminated pursuant to Section 8.1(g) and the Company does not have knowledge of an Environmental Violation, the Company shall pay to Parent, as liquidated damages (in the manner set forth in this paragraph), an amount equal to Parent's Costs incurred from and after the date hereof. Such fee and /or costs shall be paid prior to termination in the case of Section 8.1(e) and within one business day of termination otherwise; provided that, in the case of a Superior Transaction contemplated by clause (i)(y) above, the fee shall be paid at the time of the execution of the definitive agreement contemplated thereby . For purposes hereof, a "Superior Transaction" shall mean a merger, consolidation, reorganization, recapitalization, asset or share purchase or other acquisition or sale transaction made at any time (i) involving a per Share purchase price or consideration in excess of $18.50 per Share and (ii) involving (A) 50% or more of the assets of the Company or the outstanding Shares or (B) a change of control of the Company. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay the amount due pursuant to this Section 8.5(b) when it is required to be paid, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, including any costs of collection, together with interest on the amount of the fee at the rate of 12% per annum from the date such fee was required to be paid. "Parent's Costs" shall mean Parent's and Purchaser's reasonable and documented out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents up to an aggregate amount of $1,800,000.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         Section 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Purchaser, to

                  c/o Tefron Ltd.
                  28 Chida Street
                  Bnei-Brak 51371
                  Israel
                  Attention: Arie Wolfson,
                             Chief Executive Officer

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, NY 10019
                  Attention: Morton A. Pierce, Esq.
                             Douglas L. Getter, Esq.

                  and

                  (b) if to the Company, to

                  Alba-Waldensian, Inc.
                  P.O. Box 100
                  Valdese, NC 28690
                  Attention: Glenn J. Kennedy
                             Chief Financial Officer

                  with a copy to:

                  Kennedy Covington Lobdell & Hickman
                  100 North Tryon Street, Suite 4200
                  Charlotte, NC 28202-4006
                  Attention: J. Norfleet Pruden, III
                  Telefax: (704) 331-7598

         Section 9.3. Interpretation.

                  (a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

                  (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) This Agreement is the result of the joint efforts of Parent, Purchaser and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

                  (d) The words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation."

                  (e) A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  (f) The term "ordinary course of business" (or similar terms) shall be deemed to be followed by the words "consistent with past practice."

                  (g) The term "knowledge" or "actual knowledge" with respect to any person that is not a natural person shall mean the knowledge of the senior officers of that person.

         Section 9.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.5. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.7, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 9.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York. Each of the parties hereto (including Tefron) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any New York state or federal court sitting in the City of New York. Each of the parties hereto (including Tefron) irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Offer or Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

         Section 9.7. Publicity. Except as otherwise required by law, court process or the rules of any applicable securities exchange or as contemplated or provided elsewhere herein, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with the other parties hereto. The parties hereto agree that a mutually acceptable joint press release shall be made promptly upon execution of this Agreement and, unless otherwise agreed by the parties, in no event shall such press release be made later than the date hereof.

         Section 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any affiliate of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 9.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.10. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If of any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                             TEFRON U.S. HOLDINGS CORP.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                                     AWS ACQUISITION CORP.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             ALBA-WALDENSIAN, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

         For purposes of agreeing to be legally bound by the provisions of Sections 6.10 and 9.6 hereof, the undersigned hereby executes and delivers this Agreement as of the date first written above:


                                             TEFRON , LTD.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A

                             Conditions of the Offer

         Notwithstanding any other term of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless prior to the expiration date for the Offer (the "Expiration Date") (i) there shall have been validly tendered and not properly withdrawn prior to the Expiration Date a majority of the outstanding Shares (determined on a fully diluted basis) (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or this Agreement, Purchaser shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and prior to the Expiration Date, any of the following conditions exists (other than as a result of any action or inaction of Parent or any of its subsidiaries that constitutes a breach of this Agreement):

                  (a) there shall be threatened, instituted or pending by any Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Parent or Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel the Company and its subsidiaries, taken as a whole or Parent to dispose of or hold separate any material portion of the business or assets of the Company or Parent and its subsidiaries, taken as a whole, in each case as a result of the Offer or any of the other transactions contemplated by this Agreement, (iii) seeking to impose material limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company,
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the Company or its subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on the Company;

                  (b) there shall be any Law or Order enacted, entered, first enforced, promulgated or first deemed applicable to the Offer or the Merger, by any Governmental Entity, other than the routine application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

                  (c) there shall exist any Material Adverse Effect with respect to the Company other than as disclosed in this Agreement or the Company Disclosure Schedule;

                  (d) (i) the Board of Directors of the Company or any committee thereof shall have (x) withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer or the Merger or its adoption of this Agreement, (y) approved or recommended or taken a neutral position with respect to any Takeover Proposal, (z) failed to reaffirm its recommendation of the Offer or the Merger or its adoption of this Agreement within five business days of being requested by Parent to do so or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

                  (e) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct in any material respect in each case at the date of the Agreement and at the scheduled or extended expiration of the Offer;

                  (f) the Company shall have failed to perform or comply, in all material respects, with any agreement, obligation or covenant to be performed or complied with by it under the Agreement, which failure to perform or comply has not been cured within five business days after the giving of written notice to the Company;

                  (g) the Agreement shall have been terminated in accordance with its terms;

                  (h) the Purchaser and Parent shall have reasonably determined that there are Losses (as defined in Section 4.16(a) (iii) of the Agreement) to the Company with respect to any environmental matter or violation of Environmental Law or any litigation or litigations relating thereto (which are not otherwise disclosed in Schedule 4.16(a) of the Company Disclosure Schedule), which individually or in the aggregate exceed $500,000 (an "Environmental Violation"); or

                  (i) Parent or Purchaser shall not have been provided with a certified statement of the Company, pursuant to Section 1.1445-2(c)(3) of the Treasury Regulations, that the Company is not, and has not been within the last five years, a "United States real property holding corporation" as defined in
Section 897(c)(2) of the Code.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may, subject to the terms of this Agreement, be waived by Parent and Purchaser in whole or in part at any time and from time to time in their reasonable discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement to which this Exhibit A is a part.

                                      A-3